UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2009

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chestnut Ridge Road Chestnut Ridge, New York	10977
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 425-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

Section 2. Financial Information

Item 2.02	Results of Operations and Financial Condition.

On January 28, 2009, LeCroy Corporation issued a press release announcing its results of operations for the three and six months ended December 27, 2008 and December 29, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information furnished in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.06	Material Impairments.

The Company monitors the recovery of goodwill recorded in connection with acquisitions annually or sooner if events or changes in circumstances indicate that the carrying amount may not be recoverable. As a result of the adverse equity market conditions and sustained decline in the Company’s stock price since September 27, 2008, which affected the Company’s market capitalization, the Company updated its goodwill impairment test as of December 27, 2008 and determined that its carrying value exceeded its fair value, indicating that goodwill was impaired. As a result, the Company recorded a non-cash goodwill impairment charge of approximately $105.8 million. The Company will not be required to make any current or future cash expenditures as a result of this impairment.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 28, 2009 with respect to LeCroy Corporation’s results of operations for the three and six months ended December 27, 2008 and December 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECROY CORPORATION,
a Delaware corporation
Date: January 28, 2009
	By:	/s/ Sean B. O’Connor
Sean B. O’Connor
Vice President, Finance,
Chief Financial Officer,
Secretary and Treasurer

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